UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   September 19, 2013

Nexus Enterprise Solutions, Inc.
(Exact name of registrant as specified in charter)

Wyoming	333-184832	45-2477894
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
5340 N. Federal Highway, Suite 206
Lighthouse Point, Florida 33064
(Address of Principal Executive Offices and zip code)

Registrant's telephone number, including area code: 800-781- 7970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Election of Chief Executive Officer and Chief Technology Officer

a)
On September 19, 2013 Nexus Enterprise Solutions, Inc. Board of Directors elected Gunnar Counselman to serve on its Board. Gunnar Counselman is Founder and CEO of Fidelis Education, an enterprise technology Platform as a Service (PaaS) company for education.

Counselman earned a Bachelors degree in Economics from Cornell, an MBA from Harvard Business School, and served as a Human Source Intelligence Officer in the Marine Corps, deploying to Iraq, Bosnia, the Horn of Africa and Central America.

After business school, Gunnar consulted to a variety of media, private equity, and technology companies at Bain and Company before leaving Bain to consult independently to education companies, colleges, and private equity clients while building the resources necessary to launch Fidelis. He's also a board member at the Marine Memorial Club and Hotel in San Francisco.

Mr. Counselman will compensated a one time allocation of 50,000 shares of common stock for his Board role.

b)
On September 19, 2013 Nexus Enterprise Solutions, Inc. accepted the resignation of John Limansky from his role as both President of the company and member of its Board of Directors. Mr. Limansky’s resignation will be effective September 19, 2013. Following his departure, Mr. Limansky looks forward to pursuing other interests outside the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2013

By:	/s/ James Bayardelle